Exhibit 10.08

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of February 18, 2009 (this “Agreement”), by and between by Amber Ready, Inc. (formerly Amber Alert Safety Centers, Inc.), a Nevada corporation (“Company”), and the John Thomas Bridge & Opportunity Fund, L.P., a Delaware limited partnership (“Investor”), amends that certain purchase agreement, dated December 30, 2008 by and between the Company and Investor (“Purchase Agreement”), the common stock purchase agreement, dated December 30, 2008 by and between the Company and Investor (“Stock Purchase Agreement”) and the security agreement dated December 30, 2008 by and between the Company and Investor (“Security Agreement,”  and together with the Purchase Agreement and Stock Purchase Agreement, the “Prior Agreements”).

W I T N E S S E T H:

WHEREAS, pursuant to Section 6.10 of the Stock Purchase Agreement, the parties agreed that the Company will issue Investor additional shares of Common Stock for a purchase price equal to the par value of the Common Stock so that the amount of Investor’s common stock shall not be less than four percent (4%) of the fully diluted issued and outstanding capital stock of the Company, after giving effect to all outstanding derivative securities regardless of whether such derivative securities have vested, or exercisable or convertible; and

WHEREAS, pursuant to Section 7.9 of the Purchase Agreement, the parties agreed that the Company will issue Investor additional shares of Common Stock for a purchase price equal to the par value of the Common Stock so that the amount of Investor’s common stock shall not be less than three percent (3%) of the fully diluted issued and outstanding capital stock of the Company, after giving effect to all outstanding derivative securities regardless of whether such derivative securities have vested, or exercisable or convertible; and

WHEREAS, the parties now desire to resolve the conflict between Section 7.9 of the Purchase Agreement and Section 6.10 of the Stock Purchase Agreement by amending both agreements; and

WHEREAS, pursuant to Section 7.10 of the Purchase Agreement and Section 4.5 of the Security Agreement, the parties agreed that the Company would deliver a deposit account control agreement; and

WHEREAS, the parties now desire to amend the Purchase Agreement and Security Agreement to delete the requirement of a deposit account control agreement.

NOW THEREFORE, in consideration of the mutual benefits accruing to Investor and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“2009 Financing” means the financing the Company intends to complete within three months after the date of this Agreement;

“Investor’s Common Stock” means the 2,250,000 shares of Common Stock issued to Investor, consisting of 750,000 shares of Common Stock (after giving effect to the 10-for-1 reverse stock split subsequent to December 2008) issued in December 2008 and 1,500,000 shares of Common Stock issued hereunder.

“Investor Debenture” means the 14% Secured Convertible Debenture issued to the Investor in the Investor Transaction pursuant to the Investor Transaction Documents;

“Investor Transaction” means the transactions entered into pursuant to the Investor Transaction Documents;

“Investor Transaction Documents” means all agreements, instruments and other documents that the Company and the Investor entered into in December 2008, and all transaction documents as defined in such agreements, instruments and other documents together with all documents related thereto, as may have been amended, including but not limited to the Purchase Agreement and 14% Secured Convertible Debenture.

2.           AMENDMENTS AND STOCK ISSUANCE.

2.1           Amendment of the Purchase Agreement.  (a) Section 7.9 of the Purchase Agreement is hereby amended in its entirety to be and read as follows:

“7.9 Anti-dilution Protection.  Until the payment in full of the Debenture, the Company shall (i) issue Investor additional shares of Common Stock for a purchase price equal to the par value of the Common Stock so that the amount of Investor’s Common Stock shall not be less than four percent (4%) of the fully diluted issued and outstanding capital stock of the Company, after giving effect to all outstanding derivative securities regardless of whether such derivative securities have vested, or are exercisable or convertible and (ii) reserve a sufficient number of shares of its Common Stock in order to lawfully issue Investor such additional shares of Common Stock.  The Company shall increase the number of shares of its authorized Common Stock pursuant to its Articles of Incorporation, if necessary, in order to reserve a sufficient number of shares to fulfill its obligation to this Section 7.9.”

(b) Section 7.10 of the Purchase Agreement is hereby amended in its entirety to be and read as follows:

“7.10 [Reserved]”

2.2           Amendment of the Stock Purchase Agreement.  (a) The Preamble of Article VI of the Stock Purchase Agreement is hereby amended in its entirety to be and read as follows:

“With respect to Section 6.01 through 6.09, until the date Investor shall own less than fifty percent (50.0%) of the Investor’s Common Stock, the Company shall comply with the covenants set forth in Section 6.01 through 6.09.  With respect to Section 6.10, until the repayment of the Debenture in full, the Company shall comply with the covenants set forth in Section 6.10:”

(b)     Section 6.10 of the Stock Purchase Agreement is hereby amended in its entirety to be and read as follows:

“6.10 Anti-dilution Protection.  The Company shall (i) issue Investor additional shares of Common Stock for a purchase price equal to the par value of the Common Stock so that the amount of Investor’s Common Stock shall not be less than four percent (4%) of the fully diluted issued and outstanding capital stock of the Company, after giving effect to all outstanding derivative securities regardless of whether such derivative securities have vested, or are exercisable or convertible and (ii) reserve a sufficient number of shares of its Common Stock in order to lawfully issue Investor such additional shares of Common Stock.  The Company shall increase the number of shares of its authorized Common Stock pursuant to its Articles of Incorporation, if necessary, in order to reserve a sufficient number of shares to fulfill its obligation to this Section 6.10.”

2.3           Amendment of the Security Agreement.  (a) Section 2(b) of the Security Agreement is hereby amended in its entirety to be and read as follows:

“(b)           This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of Debtor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) the security interest created hereby being noted on each certificate of title evidencing the ownership of any Motor Vehicle, such security interest will be a duly perfected first priority security interest in all of the Collateral (other than Instruments not constituting Chattel Paper), and upon delivery of the Instruments to the Secured Party or its Representative, duly endorsed by Debtor or accompanied by appropriate instruments of transfer duly executed by Debtor, the security interest in the Instruments will be duly perfected.”

(b) Section 4.5 of the Security Agreement is hereby amended in its entirety to be and read as follows:

“4.5 [Reserved]”

2.4          Effect on Prior Agreements. Subject to the consents and amendments provided herein, all of the terms and conditions of the Prior Agreements and Investor Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Investor under the Investor Transaction Documents.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Investor Transaction Documents or of any right, power or remedy of the Investor, or constitute a waiver of any provision of the Investor Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Investor reserves all rights, remedies, powers, or privileges available under the Investor Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Investor Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

2.5          Issuance of Common Stock. In consideration of entering into, and upon execution of this Agreement, the Company shall issue to the Investor, 1,500,000 shares of the Company’s common stock.

3.           MISCELLANEOUS.

3.1           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.  Except as set forth in the Investor Transaction Documents, neither party may assign its rights or obligations under this Agreement without the other party’s prior written consent. Any purported assignment shall be void.

3.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of Texas without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Texas located in Harris County for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.2.

3.3           Injunctive Relief.  Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

3.4           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

3.5           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

3.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Investor Transaction Documents.

3.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the fees and expenses of Brewer & Pritchard, P.C., in an amount equal to $10,000, which shall be paid upon the maturity (however maturity may occur) of the Investor Debenture.

3.8           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Investor and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.9           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AMBER READY, INC.

/s/ KAI D. PATTERSON
Name: Kai D. Patterson
Title: Chief Executive Officer

JOHN THOMAS BRIDGE & OPPORTUNITY FUND, L.P.

/s/ GEORGE R. JARKESY, JR.
Name: George R. Jarkesy, Jr.
Title: Managing Member of the General Partner